SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.   20549



                            Form 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 25, 1994


               DAIRY MART CONVENIENCE STORES, INC.
     (Exact name of registrant as specified in its charter)



     Delaware            0-12497               04-2497894
(State or Other     (Commission File   (IRS Employer Identification
Jurisdiction of          Number)                 Number)
Incorporation)



One Vision Drive, Enfield, Connecticut                   06082
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code  (203) 741-4444



                               N/A
 (Former name or former address, if changed since last report.)

          Item 5. Other Events

     On August 25, 1994, the Board of Directors of Dairy Mart
Convenience Stores, Inc. (the "Company") removed Frank Colaccino as Chief Executive Officer and President. Mr. Colaccino remains a director of the Company.

     Robert B. Stein, Jr., Executive Vice President/Store
Operations since April 1992, was named Chief Operating Officer. A special committee of the Board of Directors has been appointed to review various governance matters, and to make a recommendation to the full Board of Directors in the near term regarding the selection of a new Chief Executive Officer and President.

     The Company issued a press release on August 25, 1994 regarding the removal of Mr. Colaccino as Chief Executive Officer and President. In addition, in the press release the Company noted that the results for the second fiscal quarter ended July 30, 1994, are anticipated to be disappointing.

     Item 7.  Exhibits

     The following exhibits are field as part of this report pursuant to Item 601 of Regulation S-K:

     Exhibit 99.1 - Press release dated August 25, 1994.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Dairy Mart Convenience Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 7, 1994           DAIRY MART CONVENIENCE
                                   STORES, INC.
                                   By:  /s/ Gregory G. Landry
                                        Gregory G. Landry
                                        Its Executive Vice
                                        President and Chief
                                        Financial Officer

                          EXHIBIT 99.1

               Press Release dated August 25, 1994

DAIRY MART                                             NEWS RELEASE


FOR IMMEDIATE RELEASE
August 25, 1994


               TOP MANAGEMENT CHANGE AT DAIRY MART


Enfield, CT - Dairy Mart Convenience Stores, Inc. (NASDAQ: DMCVA and DMCVB) announced today that its Board of Directors has removed Frank Colaccino as Chief Executive Officer and President. Mr.
Colaccino will remain a director of the Company.

     Robert B. Stein, Jr., Executive Vice President/Store Operations since April 1992, was named Chief Operating Officer. A special committee of the Board of Directors has been appointed to review various governance matters, and expects to make a recommendation to the full Board of Directors in the near term regarding the selection of a new Chief Executive Officer and President.

     "Over time, the directors concluded that it would be in Dairy Mart's best interest to make a change in leadership at the CEO level," said Frank W. Barrett, a non-management director of the Company and a member of the special committee. "Dairy Mart is in sound financial condition, with an intact management team that the directors fully support, and we are confident that the Company will continue to move forward and prosper during this time of transition," said Mr. Barrett.

     Mr. Stein commented, "The Company will continue to focus on its previously announced strategic objectives, and I am confident that we have the necessary talent and resources in place to accomplish our objectives." Mr. Stein continued, "We anticipate, however, that the results for our second fiscal quarter ended July 30, 1994, will be very disappointing."

     Dairy Mart Convenience Stores, Inc. owns or operates approximately 1,000 stores in 11 states. Headquartered in Enfield, Connecticut, Dairy Mart owns two dairy processing plants and a distribution center, and has regional offices located in Cuyahoga
Falls and Toledo, Ohio and Louisville, KY.

                               ###

For further information, contact:
     Gregory G. Landry
     Executive Vice President and Chief Financial Officer
     (203) 741-4522